Exhibit 99.1

FROM: SELAS CORPORATION OF AMERICA                                    SCA-444


CONTACT:
Robert F. Gallagher
Chief Financial Officer
651-604-9638



FOR IMMEDIATE RELEASE

Selas Corporation of America Reports 2002 Results
Company Is Focusing on Its Precision Miniature Medical Products Business

ST. PAUL, Minn. - March 19, 2003 - Selas Corporation of America (AMEX: SLS) today reported financial results for the fourth quarter of 2002 and year ended Dec. 31, 2002.
      For the fourth quarter, Selas experienced a net loss from continuing operations of $2.75 million, or $.54 per diluted share, on sales of $14.9 million. This compares with a net loss from continuing operations of
$208,000, or $.04 per diluted share, on sales of $15.2 million a year ago.
The total net loss for the fourth quarter of 2002 was $4.6 million, or $.90 per diluted share, compared with a loss of $3.7 million, or $.72 per diluted share, in the year-earlier period.
      For the fiscal year, Selas had a net loss from continuing operations of $4.2 million, or $.81 per diluted share, on sales of $64.6 million, compared with a 2001 loss from continuing operations of $22,000, or $.00 per diluted share, on sales of $71.3 million. Total net loss, including a loss from discontinued operations and the cumulative effect of a change in accounting principle, was $21.6 million, or $4.21 per diluted share in 2002, versus a loss of $4.6 million, or $ .90 per diluted share, in 2001.
Recent Developments
      Selas announced it is seeking a strategic buyer for its wholly owned subsidiary, automotive parts supplier Deuer Manufacturing Inc. The decision to find a buyer for Deuer was made because Selas now plans to focus its full management time, resources and industry expertise on the company's Precision Miniature Medical and Electronic Products segment.
      As a result, Selas now includes Deuer as part of its discontinued operations. Selas' large, custom-engineered furnace business, which was sold in 2002, is also reflected as a discontinued operation in the company's financial statements.
      Discontinued operations in the fourth quarter of 2002 recognized a loss of $1.8 million, or $.36 per diluted share, compared with a loss from discontinued operations in the fourth quarter of 2001 of $3.5 million, or
$.68 per diluted share.
      Selas has adopted the new financial accounting standard pertaining to the carrying value of intangible assets and goodwill. This accounting standard requires that goodwill no longer be amortized, but tested for impairment periodically. As of the date of adoption, the company had unamortized goodwill in the amount of $15.6 million.
      Selas determined the goodwill associated with its Heat Technology operations had been impaired, and wrote off the remaining net goodwill of
$1.1 million. The company also recognized an impairment of $9.4 million associated with its Precision Miniature Medical and Electronic Products Business. The net charge, totaling $10.5 million, or $2.06 per diluted share, was recognized as a cumulative effect of a change in accounting principle in the 2002 consolidated statement of operations.
Strategy for Growth
      Mark S. Gorder, president and CEO of Selas, said: "Financial results for 2002 were poor, reflecting a global economic downturn that has affected many of our markets. But we believe we will be able to take advantage of new and growing markets by repositioning and restructuring the company."
      The future of Selas will be built around the core product lines of the Precision Miniature Medical and Electronic Products business segment.
      "Because of our expertise in the robotic manufacture of miniature and micro-miniature electronic products, we believe we are well suited to compete in a medical device market that is increasingly demanding products with greater portability, improved infection control, better cost containment, more reliability and high customer satisfaction," Gorder said.
      Leveraging its expertise as a leading supplier to the global hearing health market, Selas plans to expand its advanced line of hearing aid assemblies and systems, which are based on Digital Signal Processing (DSP) technology.
      "Using DSP technology, we have the ability to create hearing aids and similar amplifier devices that have better clarity, stronger pricing points and an improved ability to filter out background noise, compared to most products currently on the market," Gorder said. "Low- to moderately-priced
DSP hearing aids, like our newly introduced line of ClariD Digital ONE DSP hearing aid amplifier products, represent the fastest-growing segment in the hearing-aid market. We expect to launch additional products throughout 2003."
      At the same time, Selas is de-emphasizing its role in the Heat Technology and Automotive businesses. As noted above, the company plans to find a strategic buyer for Deuer Manufacturing and has already started transitioning out of several Heat Technology markets.
      "We look forward to taking significant steps toward completing our transition in 2003," Gorder said. "Once this is accomplished, we believe a Selas that is focused on the Precision Miniature Medical and Electronic Products market will have excellent opportunities for growth. We anticipate it will give us entry to markets that offer a sustained cycle of profitability and are less volatile, enabling Selas to grow consistently over the long term."
Forward Looking Statements
Certain statements in this press release are forward-looking statements (as such term is defined in the Securities Exchange Act of 1934, and the regulations thereunder), which are intended to be covered by the safe harbors created thereby. These statements include, but are not limited to statements as to the company's expected future results of operations and growth, the company's business strategy, the planned sale of the company's automotive parts supplier segment, anticipated trends in the hearing health market related to the company's Precision Miniature Medical and Electronic Products segment, the effects of changes in accounting pronouncements, statements as to trends or the company's or management's beliefs, expectations and opinions and other statements herein that include forward-looking terminology such as "may", "will", "believe", "expect", "optimistic" or "continue" or the negative thereof or other variations thereon. These forward-looking statements are affected by known and unknown risks, uncertainties and other factors that may cause Selas' actual results, performance or achievements to differ materially from the results, performance and achievements expressed or implied in the company's forward-looking statements. These risks, uncertainties and factors include the risk that the Company will not be able to sell the automotive parts segment, the risk that the Company's loss with respect to such sale and write-down may be greater than estimated, the risk that the Company may not be able to achieve its long-term strategy, competition by competitors with more resources than the Company, foreign currency risks arising from the Company's foreign operations, the cyclical nature of the market for large custom engineered contracts, weakening demand for products of the Company's other business segments due to general economic conditions, and possible non- performance of developing technological
products.   These and other risks, uncertainties and factors are described in the Company's filings with the Securities and Exchange Commission, which may be accessed at the website maintained by the SEC at www.sec.gov. The Company does not undertake to update any forward-looking statement that may be made from time to time by or on behalf of the Company.
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Selas Corporation of America
Consolidated Statements of Operations (unaudited)

Quarters ended December 31             2002*           2001

Sales, net                      $ 14,944,557   $ 15,248,394

Operating costs and expenses:

Costs of sales                    12,853,789     11,165,673
Selling, general and
administrative expense             4,903,120      3,688,216

Operating income (loss)           (2,812,352)       394,505

Interest expense                      63,348        117,513

Interest income                      (39,610)       (63,450)

Other (income) expense, net          250,269         46,921

Income (loss) from continuing
operations Before income taxes
and discontinued Operations       (3,086,359)       293,521

Income taxes (benefit)             ( 334,856)       501,577

(Loss)from continuing operations
 before discontinued operations   (2,751,503)      (208,056)

(Loss) from discontinued
 operations, net of income
 taxes                            (1,840,233)    (3,466,116)

Net (loss)                       $(4,591,736)   $(3,674,172)

Basic (loss) per share:
    Continuing operations             $(.54)         $(.04)
    Discontinued operations            (.36)          (.68)
    Net (loss)                        $(.90)         $(.72)

Diluted (loss) per share:
    Continuing operations             $(.54)         $(.04)
    Discontinued operations            (.36)          (.68)
    Net  (loss)                       $(.90)         $(.72)

* The company adopted Statement of Financial Accounting Standard No.142, "Goodwill and Other Intangible Assets". The company took a net charge totaling $10.5 million, or $2.06 per diluted share. This was a cumulative change in accounting principle and is reflected in the first quarter of 2002 and the 2002 consolidated statement of operations.


Selas Corporation of America
Consolidated Statements of Operations (unaudited)

Years ended December 31                 2002           2001

Sales, net                      $ 64,591,800   $ 71,301,842

Operating costs and expenses:

Costs of sales                    52,451,768     54,403,039
Selling, general and
administrative expense            16,828,247     15,748,961

Operating income (loss)           (4,688,215)     1,149,842

Interest expense                     464,615        515,347

Interest income                      (72,206)       (97,401)

Other (income) expense, net         (158,580)       156,509

Income (loss) from continuing
operations before income taxes,
discontinued operations and change
in accounting principle           (4,922,044)       575,387

Income taxes (benefit)             ( 753,037)       597,226

(Loss)from continuing operations
 before discontinued operations and
 change in accounting principle   (4,169,007)       (21,839)

(Loss) from discontinued
 operations, net of income taxes  (6,833,558)    (4,595,476)

(Loss) before change in
  accounting principle           (11,002,565)    (4,617,315)
Cumulative effect of change
  in accounting principle        (10,551,926)            ---
Net (loss)                      $(21,554,491)   $(4,617,315)

Basic (loss) per share:
    Continuing operations             $(.81)          $ ---
    Discontinued operations           (1.34)          (.90)
    Accounting principle change       (2.06)            ---
    Net (loss)                       $(4.21)         $(.90)

Diluted (loss) per share:
    Continuing operations             $(.81)         $  ---
    Discontinued operations           (1.34)          (.90)
    Accounting principle change       (2.06)            ---
    Net (loss)                       $(4.21)         $(.90)

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Selas Corporation of America
Consolidated Balance Sheets (unaudited)
December 31, 2002 and 2001

Assets                                              2002           2001

Current assets

Cash, including cash equivalents of
$418,000 in 2002 and $391,000 in 2001         $2,039,044     $3,636,173

Accounts and notes receivable
(including unbilled receivables of
$1,447,000 in 2002 and $1,857,000 in
2001), less allowance for doubtful
accounts of $1,109,000 in 2002 and
$446,000 in 2001                              15,627,684     15,584,690

  Inventories                                  9,393,802     11,124,397

  Refundable Income Tax                          336,758            ---

  Deferred income taxes                        1,818,384      1,461,756

  Other current assets                         1,064,829        926,771

  Net assets of discontinued operations       13,610,601     23,305,372

     Total current assets                     43,891,282     56,039,159

Property, plant and equipment
  Land                                           231,943        231,943
  Buildings                                    5,149,415      5,116,948
  Machinery and Equipment                     29,903,795     28,174,322
                                              35,285,153     33,523,213
  Less:  Accumulated depreciation             22,921,608     20,587,407

     Net property, plant and                  12,363,545     12,935,806
      equipment

Goodwill, net                                  5,376,317     15,631,502

Deferred income taxes                            348,712        471,569

Other assets, less amortization                1,575,539      1,523,320

                                            $ 63,555,395   $ 86,601,356


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Selas Corporation of America
Consolidated Balance Sheets (unaudited)
December 31, 2002 and 2001

Liabilities and Shareholders' Equity                    2002         2001

Current liabilities

   Notes payable                                 $10,920,984  $ 9,422,202
   Current maturities of long-term debt            1,573,716    1,496,033
   Accounts payable                               11,046,373    9,984,099
   Federal, state and foreign income taxes               ---      461,393
   Customers' advance payments on contracts        2,457,499    2,778,276
   Guarantee  obligations  and estimated  future   1,188,361      878,952
   costs of service
   Liabilities of discontinued operations          6,955,654   10,980,113
   Other accrued liabilities                       6,194,679    4,901,789

     Total current liabilities                    40,337,266   40,902,857

Long-term debt                                     2,736,236    3,214,934

Other post-retirement benefit obligations          3,866,154    3,878,948

Contingencies and commitments

Shareholders' equity

   Common shares,$1 par; 10,000,000 shares
   authorized;
   5,634,968 shares issued                         5,634,968    5,634,968

   Additional paid-in capital                     12,012,541   12,012,541

   Retained earnings                               1,743,256   23,297,747

   Accumulated other comprehensive loss           (1,509,948)  (1,075,561)
                                                  17,880,817   39,869,695
   Less: 515,754 common shares, respectively,
         held in treasury, at cost                (1,265,078)  (1,265,078)

   Total shareholders' equity                     16,615,739   38,604,617

                                                 $63,555,395  $86,601,356



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